AMENDMENT NO. 5 TO LEASE
[Elk Creek Owned]

THIS AMENDMENT NO. 5 TO LEASE (the “Amendment”), is made and entered into this 28th day of September, 2018, by and between RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company (“Lessor”), and RAMACO RESOURCES, LLC, a Delaware limited liability company (“Lessee”).

Recitals

WHEREAS, Lessor and Lessee entered into that certain Lease dated August 20, 2015 (the “Initial Lease”), as amended by that certain Amendment No. 1 to Lease, effective December 31, 2015 (the “First Amendment”), which First Amendment was superseded in its entirety by that certain Amendment No. 2 to Lease, effective March 31, 2016 (the “Second Amendment”), as amended by that certain Amendment No. 3 to Lease, effective August 31, 2016 (the “Third Amendment”), and as further amended by that certain Amendment No. 4 to Lease, effective January 12, 2017, (the “Fourth Amendment”, and as so amended, collectively, the “Lease”);

WHEREAS, Lessor and Lessee were once affiliated companies with substantial common ownership;

WHEREAS, Lessor and Lessee now have different ownership structures and Lessee’s ultimate parent company is now publicly traded, and therefore, Lessor and Lessee desire to modify certain terms of the Lease pursuant to this Amendment to modify the recoupment provisions and certain other obligations for efficiency in administration.

NOW, THEREFORE, in consideration of One Dollar cash-in-hand paid, the foregoing recitals which are not mere recitals, the mutual agreements of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:

1. Section 1 (b) of the Fourth Amendment is hereby amended as follows:
Lessor shall reimburse to Lessee, without interest, all Annual Payments paid by Lessee, as defined in that certain Special Warranty Deed, by and between Baisden-Vaughan, Inc., and Lessor, dated September 11, 2013, and recorded in the office of the Clerk of the Logan County Commission at Deed Book 614, page 190.  To affect such reimbursement, Lessee shall offset all Annual Payments, as stated in Schedule 1 attached hereto and made a part hereof, that Lessee has previously paid subsequent to the execution of the Third Amendment against the October Deferral Fee, as defined in that certain letter agreement, dated August 3, 2018, by and between Lessor and Lessee (the “Deferral Agreement”), attached hereto as Exhibit A and made a part hereof.

2. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Lease.  Except as expressly modified herein, all other terms and conditions of the Lease shall continue to remain in full force and effect.  To the extent of any conflicts between the language of the Lease and the language of this Amendment, the language of this Amendment shall control.

3. This Amendment may be executed in one or more counterparts (including by means of facsimile or e-mail signature pages) and all such counterparts taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Lessor acknowledges its agreement to the foregoing Amendment by causing its duly authorized representative to sign below.

LESSOR:

RAMACO CENTRAL APPALACHIA, LLC,
a Delaware limited liability company

By:/s/ Randall W. Atkins
Name: Randall W. Atkins

Its:Authorized Agent

Amendment No. 5 to Lease
Signature Page of Lessor

IN WITNESS WHEREOF, the Lessee acknowledges its agreement to the foregoing Amendment by causing its duly authorized representative to sign below.

LESSEE:

RAMACO RESOURCES, LLC,
a Delaware limited liability company

By:/s/ Michael D. Bauersachs
Name: Michael D. Bauersachs

Its:Authorized Agent